                                                                    EXHIBIT 10.2

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                          THE MILLS LIMITED PARTNERSHIP
                                  ("PURCHASER")

                                       AND

                           OPRYLAND ATTRACTIONS, INC.
                                   ("SELLER")

                                TABLE OF CONTENTS

     Article I        INCORPORATION OF RECITALS..................................................................    1
         Section 1.01      Incorporation of Recitals.............................................................    1
     Article II       PURCHASE AND SALE OF SELLER INTERESTS......................................................    2
         Section 2.01.     Purchase and Sale.....................................................................    2
     Article III      PURCHASE PRICE AND OTHER ECONOMIC CONSIDERATION............................................    2
         Section 3.01.     Purchase Price........................................................................    2
         Section 3.02.     Payment of Purchase Price.............................................................    2
         Section 3.03.     Other Economic Consideration..........................................................    2
         Section 3.04.     Tract II..............................................................................    2
     Article IV       REPRESENTATIONS AND WARRANTIES.............................................................    3
         Section 4.01.     Seller's Representations and Warranties...............................................    3
         Section 4.02.     Purchaser's Representations and Warranties............................................    4
         Section 4.03.     Pre-Closing Disclosure................................................................    4
         Section 4.04.     Survival..............................................................................    4
     Article V        CONDITIONS PRECEDENT.......................................................................    4
         Section 5.01.     Purchaser's Conditions Precedent......................................................    4
         Section 5.02.     Mutual Cooperation....................................................................    5
         Section 5.03.     Waivers of Conditions Precedent.......................................................    5
         Section 5.04.     Failure of Conditions Precedent Not A Default.........................................    5
     Article VI       CLOSING....................................................................................    6
         Section 6.01.     Closing Date..........................................................................    6
         Section 6.02.     Closing Documents.....................................................................    6
         Section 6.03.     Credits, Prorations and Post-Closing Payments.........................................    8
         Section 6.04.     Closing Costs Third Party Consents....................................................    8
     Article VII      INTERIM OPERATIONS.........................................................................    9
         Section 7.01.     Interim Operations....................................................................    9
     Article VIII     CASUALTY AND CONDEMNATION..................................................................    9
         Section 8.01.     Casualty and Condemnation.............................................................    9
     Article IX       CLOSING DOES NOT OCCUR; DEFAULTS AND REMEDIES..............................................    9
         Section 9.01.     Seller Default Prior to Closing.......................................................    9
         Section 9.02.     Purchaser Default.....................................................................   10
         Section 9.03.     No Tender Required....................................................................   10
         Section 9.04.     Rights after Closing..................................................................   10
     Article X        MISCELLANEOUS..............................................................................   10
         Section 10.01.    Assignment............................................................................   10
         Section 10.02.    Entire Agreement......................................................................   10
         Section 10.03.    Time..................................................................................   11
         Section 10.04.    Notices...............................................................................   11
         Section 10.05.    Governing Law.........................................................................   12
         Section 10.06.    Counterparts/Facsimile Signatures.....................................................   12
         Section 10.07.    Waiver................................................................................   13
         Section 10.08.    Severability..........................................................................   13
         Section 10.09.    Jury..................................................................................   13

         Section 10.10.    Further Assurances....................................................................   13
         Section 10.11.    Attorneys' Fees.......................................................................   13
         Section 10.12.    No Third-Party Beneficiaries..........................................................   13
         Section 10.13.    No Disclosure.........................................................................   13
         Section 10.14.    Public Notices........................................................................   14
         Section 10.15.    Schedules and Exhibits................................................................   14
         Section 10.16.    Interpretation........................................................................   14
     Article XI       SPECIAL....................................................................................
         Section 11.01.    Notary Public.........................................................................
     Article XII      LEGAL DESCRIPTION..........................................................................

Exhibit A    -    Reserved
Exhibit B    -    Legal Description of Tract II
Exhibit C    -    Restrictive Covenant
                  Schedule 1 - Legal Description of Restricted Site
                  Schedule 2 - Legal Description of Opry Mills
Exhibit D    -    Bass Pro Assumption Agreement
                  Schedule 1 - Bass Pro Agreement
Exhibit E    -    Assignment of General Partnership Interests
Exhibit F    -    Opry Marks License Agreement
Exhibit G    -    Reserved
Exhibit H    -    Master Agreement Termination and Release
Exhibit I    -    Deed Form - Tract II
Exhibit J    -    Assignment of Limited Partnership Interests

                           PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made and entered into as of the 28th day of June, 2002 (the "EFFECTIVE Date"), by and between THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership, as purchaser ("PURCHASER"), and OPRYLAND ATTRACTIONS, INC., a Delaware corporation, as seller ("SELLER").

                                R E C I T A L S:

      (A) Pursuant to the Limited Partnership Agreement dated March 31, 1998 (as heretofore amended, the "Partnership Agreement") of Opry Mills Limited Partnership, a Delaware limited partnership (the "Partnership"), Seller holds a one percent (1.00%) general partner interest in the Partnership ("Seller GP Interest") and a thirty-two and thirty-three one hundredths percent (32.33%) limited partner interest in the Partnership ("Seller LP Interest"), and Purchaser holds a one percent (1.00%) general partner interest in the Partnership and a sixty-five and sixty-seven one hundredths percent (65.67%) limited partner interest in the Partnership. The Seller GP Interest, Seller LP Interest and all other right, title and interest of Seller in the Partnership are collectively referred to herein as the "Seller Ownership Interests".

      (B) The Partnership is the lessee and Seller is the lessor under the Opry Mills Ground Lease Agreement dated March 1, 1999 (as amended from time to time "Ground Lease") pursuant to which the Partnership leases land in Nashville, Tennessee on which it has developed the shopping center project commonly known as Opry Mills (the "Project").

      (C) Purchaser desires to buy all of the Seller Ownership Interests from Seller, and Seller desires to sell all of the Seller Ownership Interests to Purchaser on the terms set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

                                   ARTICLE I

                            INCORPORATION OF RECITALS

Section 1.01 INCORPORATION OF RECITALS. The foregoing Recitals are incorporated herein by this reference as though set forth fully hereinbelow.

                                   ARTICLE II

                      PURCHASE AND SALE OF SELLER INTERESTS

Section 2.01. PURCHASE AND SALE. Seller shall sell, assign and transfer to Purchaser or Purchaser's designee the Seller Ownership Interests, and Purchaser or Purchaser's designee shall acquire the Seller Ownership Interests, all on the terms set forth in this Agreement.

                                  ARTICLE III

                 PURCHASE PRICE AND OTHER ECONOMIC CONSIDERATION

Section 3.01. PURCHASE PRICE. The total consideration to be paid by Purchaser to Seller for the Seller Ownership Interests is Thirty Million Eight Hundred Fifty Thousand Dollars ($30,850,000.00) (the "PURCHASE PRICE").

Section 3.02. PAYMENT OF PURCHASE PRICE. At the "CLOSING" (as such term is defined in Section 6.01), Purchaser shall pay the Purchase Price to Seller by federal funds wire transferred to Seller or Seller's designee pursuant to wire instructions which Seller agrees to furnish to Purchaser not less than one (1) business day prior to the Closing Date (as such term is defined in Section 6.01).

Section 3.03. OTHER ECONOMIC CONSIDERATION. At the Closing, Purchaser, pursuant to an Assignment and Assumption Agreement in the form attached hereto as EXHIBIT D (a "BASS PRO ASSUMPTION AGREEMENT"), shall assume Seller's obligations under that certain Letter Agreement dated January 13, 1999 by and among the Bass Pro Shops and Gaylord Entertainment Company, a copy of which is attached as SCHEDULE 1 TO EXHIBIT D.

Section 3.04. TRACT II. At the Closing, effective immediately after the assignment of the Seller Ownership Interests to Purchaser, Seller shall purchase from the Partnership, and Purchaser shall cause the Partnership to sell and convey to Seller, the 24.03 acre tract of land legally described on EXHIBIT B hereto ("TRACT II") free and clear of all mortgage debt, including, but not limited to the liens currently encumbering Tract II which secure that certain $168,000,000.00 Construction Loan (the "LOAN") made by Administrative Agent (as hereinafter defined) to the Partnership, and Seller shall record against Tract II and the land legally described on SCHEDULE 1 TO EXHIBIT C hereto a Restrictive Covenant (the "RESTRICTIVE COVENANT") in the form attached hereto as EXHIBIT C. The purchase price ("Tract II Purchase Price") payable by Seller to Purchaser for Tract II shall be Five Million Dollars ($5,000,000.00). At the Closing, Purchaser shall be responsible for paying a commission to MillsServices Corp. pursuant to separate agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that as of the date of this Agreement:


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(a)   Seller is a Delaware corporation, duly organized, validly existing and in good standing under the laws of Delaware. Seller has the full power and lawful authority under its respective organizational documents to execute, deliver and perform this Agreement and all documents which are contemplated to be delivered at Closing pursuant to this Agreement. All actions necessary to confer such power and authority upon the persons executing this Agreement have been taken. Seller's execution, delivery and performance of this Agreement, will not result in any violation of, or default under, or require any notice or consent under, any of the organizational documents of said entity.

(b) All of the Seller Ownership Interests are owned by Seller free and clear of any and all security agreements, financing statements, liens (including federal, state or local tax liens and any liens arising pursuant to state bulk sales or bulk transfer laws), encumbrances, security interests or other claims of any kind (collectively, "LIENS"). Other than as set forth in the Partnership Agreement, the Seller Ownership Interests are not subject to any option, right of first refusal, purchase agreement, put, call or other right to purchase (collectively, "PRE-EMPTIVE RIGHTS"). The applicable Seller Ownership Interests shall be transferred to Purchaser upon the consummation of the Closing free and clear of all Liens and Pre-Emptive Rights.

(c) Litigation. No litigation or proceedings are pending, or to the best of Seller's knowledge, threatened against Seller which have or will have a material adverse effect on the ability of Seller to perform its obligations (or to enter into the agreements contemplated to be entered into by it) under this Agreement.

(d) FIRPTA. Seller is not a foreign entity for purposes of Section 1445 of the Internal Revenue Code of 1986, as amended.

(e) ERISA. None of the Seller Ownership Interests constitute "Plan Assets" of any employee benefit plan, subject to the Employee Retirement Income Security Act of 1974 ("ERISA") within the meaning of 29 CFR Section 2510.3-101.

      For purposes of this Agreement, any representations and warranties made to the "best of Seller's knowledge" (or terms of similar import) shall be deemed to mean the actual knowledge of Bennett Westbrook and David Kloeppel, after reasonable inquiry within Seller's organization, but without inquiry of unaffiliated third parties.

Section 4.02. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that as of the date of this Agreement:

(a) Purchaser is a Delaware limited partnership, duly organized and validly existing and in good standing under the laws of the State of Delaware, and has full power and lawful authority under Purchaser's organizational documents to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement. All actions necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement to be executed by Purchaser) have been taken. Purchaser's execution, delivery and performance of this Agreement, and the documents


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      contemplated to be executed and delivered at closing pursuant to this
      Agreement, will not result in any violation of, or default under, or require any notice or consent under, any of the organizational documents of Purchaser.

(b) ERISA. Purchaser shall not utilize "Plan Assets," within the meaning of ERISA, to acquire the Seller Ownership Interests.

Section 4.03. PRE-CLOSING DISCLOSURE. As of the Closing, Purchaser and Seller shall each be deemed to remake and restate the representations set forth in this
Article 4, except as may be disclosed by either party to the other in writing on or before said Closing (any such disclosure being referred to herein as a "PRE-CLOSING DISCLOSURE").

Section 4.04. SURVIVAL. The representations and warranties set forth in Sections
4.01 and 4.02, subject to modifications thereto pursuant to Section 4.03, shall survive the Closing forever.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

Section 5.01. PURCHASER'S CONDITIONS PRECEDENT. Purchaser's obligations under this Agreement are subject to the satisfaction of the following conditions:

(a)   Representations. Each and every representation and warranty set forth in
      Section 4.01 shall be materially true and correct as of Closing.

(b) Lender Consents/Approvals. With respect to the Loan, to the extent that Bank of America, N.A. (as "Administrative Agent") or the lenders thereunder have the right to approve or consent to the transactions contemplated by this Agreement (or the right to declare a default if such approval or consent is not obtained), Purchaser shall have obtained such approvals and consents, (collectively, the "LENDER CONSENTS").

(c) UCC Searches. Purchaser (at its sole cost and expense) shall have obtained UCC and such other searches as Purchaser may reasonably require, dated as close as possible to the Closing, confirming that the Seller Ownership Interests are owned by the Seller free and clear of all Liens.

(d) No Default. Seller shall not be in default of any of its material obligations in any material respect.

(e) Seller's Conditions Precedent. The obligations of Seller under this Agreement are contingent upon any one or more of the following:

(f)   Representations. Each and every representation and warranty set forth in
      Section 4.02 shall be true and correct in all material respects as of Closing.

(g) No Default. Purchaser shall not be in default of any of its material obligations in any material respect.


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

Section 5.02. MUTUAL COOPERATION. Seller and Purchaser will cooperate diligently and in good faith to satisfy the foregoing conditions precedent.

Section 5.03. WAIVERS OF CONDITIONS PRECEDENT. Any condition precedent to the Closing hereunder may be waived by the party for whose benefit such condition exists (such election being at the sole and absolute discretion of such party), with any such condition being deemed waived in the event that the Closing occurs and provided further that in such event the other party shall have no liability to the waiving party related to the matter or matters so waived.

Section 5.04. FAILURE OF CONDITIONS PRECEDENT NOT A DEFAULT. Subject to the provisions of Article IX, the failure of any of the conditions precedent to Closing set forth in this Article V shall not, solely by virtue of such failure, constitute a default by either Purchaser or Seller. Subject to the provisions of
Article IX, in the event that a condition precedent to either or both of Seller's or Purchaser's obligation to close the transaction has not been satisfied as of Closing Date, the party whose condition has not been satisfied may terminate this Agreement by written notice to the other party.

                                   ARTICLE VI

                                     CLOSING

Section 6.01. CLOSING DATE. The "CLOSING" of the transactions contemplated by this Agreement (that is the payment of the Purchase Price, the transfer of the Seller Ownership Interests, and the satisfaction of all other terms and conditions of this Agreement) shall occur on June 28, 2002 (the "CLOSING DATE") at the office of Purchaser in Arlington, Virginia, or at such other time and place as Seller and Purchaser shall agree in writing.

Section 6.02. CLOSING DOCUMENTS.

(a) Seller's Closing Deliveries. On the Closing Date, Seller shall deposit with Chicago Title Insurance Company (or another national title insurance company approved by both Seller and Purchaser), as escrowee (the "ESCROWEE") for delivery to Purchaser on the Closing Date each of the following (duly executed by Seller);

      (i) Two (2) counterparts of an Assignment and Assumption of General Partnership Interests, in the form attached hereto as EXHIBIT E (the "ASSIGNMENT OF GENERAL PARTNERSHIP INTERESTS");

      (ii) Two (2) counterparts of an Assignment and Assumption of Limited Partnership Interests, in the form attached hereto as EXHIBIT J (the "ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS"; together with the Assignment of General Partner Interests, the "ASSIGNMENT OF PARTNERSHIP INTERESTS");

      (iii) Two (2) counterparts of a License Agreement in the form attached hereto as EXHIBIT F (the "OPRY MARKS LICENSE AGREEMENT");

      (iv)  The Tract II Purchase Price;


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
      (v) Two (2) counterparts of a Master Agreement Termination and Release, in the form attached hereto as EXHIBIT H, (the "MUTUAL RELEASE AGREEMENT ");

      (vi) Such filings, in the appropriate public records, as may be appropriate to evidence the change in composition of the Partnership (including, without limitation, an amendment to the certificate of limited partnership of the Partnership);

      (vii) Such instruments, if any, as may be required to be filed with any financial institution so as to extinguish any rights on the part of Seller or its officers, directors, or employees or affiliates to withdraw funds of the Partnership from any bank account or similar financial account owned by the Partnership;

     (viii) [Reserved];

      (ix) Evidence of Seller's authority to consummate the transactions contemplated herein (such as certified resolutions from the board of directors of Seller), in a form reasonably satisfactory to Purchaser;

      (x) All other documents reasonably and customarily required in order to perfect the conveyance, transfer and assignment of the Seller Ownership Interests to Purchaser;

      (xi) An affidavit stating, as required under Section 1445, Seller's U.S. tax payer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code; and

      (xii) Two (2) counterparts of the Restrictive Covenant.

(b) Purchaser's Closing Deliveries. On the Closing Date, Purchaser shall deposit with the Escrowee for delivery to Seller on the Closing Date each of the following (duly executed by Purchaser):

      (i)   the Purchase Price;

      (ii) Two (2) counterparts of the Assignment of General Partnership Interests;

      (iii) Two (2) counterparts of the Assignment of Limited Partnership Interests.

      (iv)  Two (2) counterparts of the Opry Marks License Agreement;

      (v)   Two (2) counterparts of the Mutual Release Agreement;

      (vi)  Two (2) originals of the Base Pro Assumption Agreement;

      (vii) A special warranty deed conveying all of the Partnership's title in Tract II to Seller, in the form attached hereto as EXHIBIT I;

     (viii) Such filings, in the appropriate public records, as may be appropriate to evidence the change in composition of the Partnership (including, without limitation, amendments to the certificate of limited partnership of the Partnership);

      (ix)  [Reserved];

      (x) Evidence of Purchaser's authority to consummate the transactions contemplated herein, in a form reasonably satisfactory to Seller.

(c) Joint Closing Deliveries. At each Closing, Purchaser and Seller shall deliver to the other duly executed counterparts of a closing statement prepared in accordance with Section 6.03.

(d) Form of Deliveries. Any item delivered pursuant to this Section 6.02 which is not attached hereto as an exhibit shall be in form and content reasonably satisfactory to Seller and Purchaser.

Section 6.03. CREDITS, PRORATIONS AND POST-CLOSING PAYMENTS.

(a) Prorations. There shall be no prorations, adjustments or apportionments of any items of income or expense with respect to the Project, the Partnership or the Seller Ownership Interests. In particular, there shall be no proration of any matter customarily prorated in connection with a real estate closing. At Closing all assets and liabilities of the Partnership (including, without limitation, accounts payable, accounts receivable, trademarks, tradenames and cash (including security deposits, reserves, and any amounts required to be maintained on deposit with Project Lenders)) shall remain the property of (or, as the case may be, an obligation of) the Partnership, with no adjustment or credit to Seller.

(b) Distributions to Seller. At the Closing, Seller shall be entitled to the following cash distributions with respect to the operations of the
      Partnership:

      (i) At the Closing, the Partnership shall distribute to the Seller the amount of $562,000.00 in respect of the "Priority Distribution" attributable to the Seller Ownership Interests for the fiscal quarter ending June 30, 2002. Such distribution shall be paid to Seller in addition to the Purchase Price.

      (ii) Notwithstanding anything to the contrary set forth in the Partnership Agreement, (i)the distributions payable to Seller under
            Section 6.03(b)(i) shall be final at Closing and shall not be subject to post-Closing reproration, reconciliation or adjustment based on actual operating results or otherwise, and (ii) Seller shall not be entitled to any other distributions from the Partnership, in respect of the Seller Ownership Interest or otherwise.

(c) Tract II Prorations. Seller shall be responsible for accrued and unpaid real estate taxes on Tract II, which real estate taxes shall be prorated at Closing on a per diem basis in accordance with local custom.


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
Section 6.04. CLOSING COSTS THIRD PARTY CONSENTS. The costs and expenses of obtaining requisite governmental and other third party consents and approvals (including administrative fees and similar costs payable to governmental agencies, lender, rating agencies and other parties to the organizational documents who may have approval rights) will be paid 50% by Purchaser and 50% by Seller.

(a) Recording Fees, Etc. Recording fees, transfer taxes, title insurance premiums, and similar Closing costs and expenses (if any) that may be payable in connection with the transactions contemplated under this Agreement (including, without limitation, transfer taxes that may be due in connection with the conveyance of "Tract II" to Seller) shall be paid 50% by Purchaser and 50% by Seller. The parties will cooperate to minimize such costs and expenses.

(b) Other Costs and Expenses. Except as provided above, Purchaser and Seller shall each be responsible for its own costs and expenses in connection with this transaction, including the fees of its respective attorneys and advisors.

                                  ARTICLE VII

                               INTERIM OPERATIONS

Section 7.01. INTERIM OPERATIONS. The Project and the Partnership shall continue to be operated in the ordinary course of business through the Closing, in accordance with the terms of the Partnership Agreement and historical budgets and operations (including, without limitation, maintenance and use of reserves, and frequency of distributions).

                                  ARTICLE VIII

                            CASUALTY AND CONDEMNATION

Section 8.01. CASUALTY AND CONDEMNATION. The rights and obligations of Purchaser and Seller under this Agreement shall not be affected by the occurrence of any fire or other casualty with respect to the Project, or the occurrence of any pending or threatened condemnation proceeding with respect to the Project; provided, however, if as a consequence of any such casualty or condemnation proceeding Administrative Agent accelerates the Loan or does not allow the borrower to apply the proceeds to the repair and restoration of the Project, then Purchaser shall have the right to terminate this Agreement with respect to such Project, upon notice to Seller within thirty (30) days after notice from the Administrative Agent that it intends to take such action, and, if applicable, at Purchaser's election the Closing Date shall be adjourned to the date which is thirty (30) days after the Administrative Agent notifies the borrower that it intends to take such action . To the extent that casualty or condemnation proceeds are received by the Partnership prior to Closing, said proceeds shall remain the property of the Partnership and shall not be distributed to (and Seller shall not receive a credit for) the amount of any such proceeds.

                                   ARTICLE IX

                  CLOSING DOES NOT OCCUR; DEFAULTS AND REMEDIES

Section 9.01. SELLER DEFAULT PRIOR TO CLOSING. Notwithstanding anything to the contrary contained in this Agreement, if (i) Seller is in material default or material breach of its obligations under this Agreement and (ii) Purchaser is not otherwise in material default or material breach hereunder then, at Purchaser's sole discretion, Purchaser may (a) terminate this Agreement upon written notice to Seller (and upon such termination, this Agreement shall be null and void neither party shall have any rights or obligations under this Agreement except those that specifically survive such termination) it being agreed that any such termination shall be in addition to and shall not limit or preclude any other remedies that Purchaser may have at law or in equity as consequence of Seller's default, and/or (b) Purchaser may pursue any and all remedies at law or in equity, including but not limited to damages (including, without limitation, costs and expenses incurred by Purchaser in connection with the financing of the Purchase Price, if applicable) and specific performance, singly, successively, cumulatively or in any combination that may be available to Purchaser at law or in equity.

Section 9.02. PURCHASER DEFAULT. Notwithstanding anything to the contrary contained in this Agreement, if (i) Purchaser is in material default or material breach of its obligations under this Agreement and (ii) Seller is not otherwise in material default or material breach hereunder, then at Seller's sole discretion, Seller may (a) terminate this Agreement upon (and upon such termination, this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement except those that specifically survive such termination), it being agreed that any such termination shall be in addition to and shall not limit or preclude any other remedies that Seller may have at law or in equity as consequence of Purchaser's default, and/or (b) pursue any and all remedies at law or in equity, including without limitation damages and specific performance, singly, successively, cumulatively or in any combination that may be available to Seller at law or in equity.

Section 9.03. NO TENDER REQUIRED. If Seller is in material default or breach of its obligations hereunder, Purchaser is not in material default or breach of its obligations hereunder and Purchaser is otherwise prepared to pay the Purchase Price, Purchaser may exercise its remedies pursuant to Section 9.01 without tendering the Purchase Price.

Section 9.04. RIGHTS AFTER CLOSING. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity.

                                   ARTICLE X

                                  MISCELLANEOUS

Section 10.01. ASSIGNMENT. Subject to Section 10.17 below, neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser or Seller (it being understood that Purchaser may take title to any Seller Ownership Interest in a separate affiliate or related entity).

Section 10.02. ENTIRE AGREEMENT. This Agreement (together with the other agreements expressly referred to herein) constitutes the entire agreement between Seller and Purchaser with respect to the sale of the Seller Ownership Interests and conveyance of Tract II. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser. Any prior agreement or understanding between Seller and Purchaser concerning the sale of the Seller Ownership Interests or conveyance of Tract II is hereby rendered null and void.

Section 10.03. TIME. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

Section 10.04. NOTICES. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered (i) personally, (ii) by certified mail, return receipt requested, postage prepaid,
(iii) by overnight courier (such as Federal Express) or (iv) by facsimile transmission (with a copy sent via (i), (ii), or (iii)), addressed as follows:

       1.       If to Seller:

                Opryland Attractions, Inc.
                One Gaylord Drive
                Nashville, Tennessee 37214

                        Attention:  Bennett Westbrook, VP of Development
                                    David Kloeppel, Chief Financial Officer
                        (telecopy number 615/744-6557)

       With a copy to:

                Baker, Donelson, Bearman & Caldwell, P.C.
                Commerce Center
                Suite 1000
                211 Commerce Street
                Nashville, Tennessee 37201
                        Attention: Laurence M. Papel
                        (telecopy number 615/744-5656)

       2.       If to Purchaser:

                c/o The Mills Corporation
                1300 Wilson Boulevard
                Suite 400
                Arlington, Virginia  22209
                        Attention:  Greg Neeb, Treasurer
                        (telecopy number 703/526-5344)

       With a copy to:

                The Mills Corporation
                1300 Wilson Boulevard
                Suite 400
                Arlington, Virginia  22209
                        Attention: Thomas Frost, Exec. VP and General Counsel (telecopy number 703/526-5198)

       and a copy to:

                Piper Rudnick
                203 North LaSalle Street
                Suite 1800
                Chicago, Illinois  60601
                        Attention:  Robert H. Goldman, Esq.
                        (telecopy number 312/236-7516)

Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 10.04. All notices given in accordance with the terms hereof shall be deemed received (1) when delivered, if personally delivered, (2) upon delivery or refusal of delivery, if sent by certified mail, return receipt requested, postage prepaid, (3) the next business day after deposit with the courier company, if sent by overnight courier, and (4) on the day sent, if sent by facsimile transmission prior to 5:00 P.M. in the recipient's time zone on any given business day and on the next business day, if received after said time.

Section 10.05. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to Delaware law regarding choice of laws.

Section 10.06. COUNTERPARTS/FACSIMILE SIGNATURES. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument. Signatures to this Agreement and documents delivered pursuant hereto transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original of this Agreement and any such other document with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement or any such other document, it being expressly agreed that each party to this Agreement or any such other document shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement and any such other document.

Section 10.07. WAIVER. The failure by either party to enforce against the other any term of this Agreement shall not be deemed a waiver of such party's right to enforce against the other party the same or any other term in the future.

Section 10.08. SEVERABILITY. If any one or more of the provisions hereof shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not herein contained.

Section 10.09. JURY. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER REGARDING ANY MATTERS ARISING OUT OF THIS AGREEMENT.

Section 10.10. FURTHER ASSURANCES. Each party agrees to perform, execute and deliver, on and after the Closing, such further actions and documents as may be reasonably necessary or requested to more fully effectuate the purposes, terms and intent of this Agreement and the conveyances contemplated herein.

Section 10.11. ATTORNEYS' FEES. If either Purchaser or Seller or their respective successors or assigns file suit to enforce the obligations of, or remedy against, the other party under this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable fees and expenses of its attorneys and its court costs.

Section 10.12. NO THIRD-PARTY BENEFICIARIES. This Agreement shall benefit only Purchaser and Seller and no other person or entity shall have any rights hereunder.

Section 10.13. NO DISCLOSURE. Except as may be required by law, without the prior written consent of the other party, neither Purchaser nor Seller shall disclose to any third party the existence of this Agreement or any term or condition thereof, subject to Section 10.14 and provided that the terms of this Agreement may be disclosed by either Purchaser or Seller to their respective directors and management teams, their respective employees and outside attorneys, auditors and advisors who have been engaged to work on the subject transaction, and to the extent required or appropriate, lenders and other third parties who may have consent or approval rights with respect to the subject transactions, including the Project Lenders and the parties' respective financing sources.

Section 10.14. PUBLIC NOTICES. The parties each intend to issue a press release disclosing the consummation of the transactions contemplated hereby. Any press release and other public notice to be released by either party hereto disclosing the consummation of transactions contemplated hereby shall first be submitted to the other party for review and comment, and each party shall reasonably cooperate in addressing the concerns of the other with respect to the nature and content of such disclosure (except and to the extent any such disclosure may be required by law, including disclosures required pursuant to the rules and regulations promulgated by the

Securities Exchange Commission). The parties shall coordinate with each other to arrange a simultaneous release of their press releases.

Section 10.15. SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement are an integral part of this Agreement and the term "Agreement" shall include all such Schedules and Exhibits.

Section 10.16. INTERPRETATION.

(a) The headings and captions herein are inserted for the convenience of reference only and the same shall not limit or construe the paragraphs or Sections to which they apply or otherwise affect the interpretation hereof.

(b) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement.

(c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.

(d) Words importing persons shall include firms, associations, partnerships (including limited partnerships), limited liability companies, trusts, corporations and other legal entities, including public bodies, as well as natural persons.

The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

IN WITNESS WHEREOF, Purchaser and Seller have executed and delivered this Agreement as of the date set forth above.

PURCHASER:                             SELLER:

THE MILLS LIMITED PARTNERSHIP          OPRYLAND ATTRACTIONS, INC.,
                                       a Delaware corporation
By:      THE MILLS CORPORATION,
         general partner
                                       By: /s/ Carter R. Todd
                                          -----------------------------
                                       Name: Carter R. Todd
                                            ---------------------------
         By: /s/ Kenneth B. Parent     Its: Vice President
            --------------------------     ----------------------------
         Name: Kenneth B. Parent
              ------------------------
         Its: Executive Vice President
             -------------------------
              of Finance & Chief
             -------------------------
              Financial Officer
             -------------------------


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